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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K/A


                                    CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of THE SECURITIES
                                 EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)   December 18, 1997
                                                       ---------------------



                           GEOTEK COMMUNICATIONS, INC.
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                  (Exact name of registrant as specified in charter)



   Delaware                       0-17581                     22-2358635
-------------------------  --------------------------  ------------------------
(State or other juris-     (Commission File Number)      (IRS Employer Identi-
 diction of incorporation)                               fication No.)


102 Chestnut Ridge Road, Montvale, New Jersey                           07645
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(Address of principle executive offices)                             (Zip Code)


Registrant's telephone number, including area code    201-930-9305
                                                    -----------------


                                    N/A
      ---------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.        Other Events

     On December 19, 1997, Geotek Communications, Inc. ("Geotek" or the "Registrant") announced that it had entered into an Agreement for the Sale and Purchase of Shares (the "NB3 Agreement"), dated as of December 18, 1997, by and among Geotek, Geotek GmbH Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of Geotek ("Geotek Holding"), Telesystem International Wireless Inc., a Canadian corporation ("Telesystem") and TIWC Holding (UK) Limited, an entity incorporated under the laws of England and Wales ("TIWC"), pursuant to which Geotek Holding will sell all of the issued and outstanding shares of capital stock of National Band Three Limited ("NB3") to TIWC in exchange for the payment of eighty million U.S. dollars (US$80,000,000), which dollar amount is subject to increase or decrease based on the amount of net loan repayments prior to closing by NB3 to Geotek Holding (the "NB3 Sale"). Five percent of the US$80,000,000 sale price will be held in escrow to satisfy Geotek Holding's indemnity obligations, if any, under the NB3 Agreement. The funds in the escrow account will be released to Geotek Holdings six months after the closing of the NB3 Sale.

     Consummation of the NB3 Sale is subject to the satisfaction of certain conditions, including, but not limited to (i) the receipt of regulatory approvals (a) with respect to the deemed transfer of the radio spectrum to TIWC pursuant to the NB3 Sale and (b) with respect to the quantity of radio spectrum which TIWC will own upon consummation of the NB3 Sale and (ii) that there be no material adverse change to NB3.

     The foregoing discussion of the terms of the NB3 Sale and the NB3 Agreement does not purport to be complete and is qualified in its entirety by reference to the NB3 Agreement itself, a copy of which is attached hereto as Exhibit 10.1.

     In addition, on December 19, 1997, Geotek announced that it had entered into a Purchase Agreement (the "Terrafon Agreement"), dated as of December 18, 1997, by and among Geotek, Geotek Communications GmbH, a German corporation and an indirect wholly-owned subsidiary of Geotek ("Geotek GmbH"), o.tel.o communications GmbH & Co., a German corporation and RegioKom Deutschland Gesellschaft fur Bundelfunkdienste GmbH, a German corporation affiliated with Telesystem ("RegioKom"), pursuant to which Geotek GmbH agreed to sell its 50% limited partner interest in Terrafon Bundelfunk GmbH & Co. KG ("Terrafon KG") and all of its shares of capital stock of Terrafon Bundelfunk Geschaftsfuhrungs Gesellschaft mbH ("Terrafon GmbH"), which shares represent 50% of all of the issued and outstanding shares of capital stock of Terrafon GmbH, to RegioKom in exchange for the payment of DM 7,000,000 (approximately US$5,000,000) of which payment DM 500,000 shall be held in escrow to satisfy Geotek GmbH's indemnity obligations, if any, under the Terrafon Agreement (the "Terrafon Sale"). The funds in the


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escrow account will be released to Geotek GmbH within fifteen months after the closing of the Terrafon Sale.

     Consummation of the Terrafon Sale is subject to the satisfaction of certain conditions, including, but not limited to the receipt of certain regulatory approvals.

     The foregoing discussion of the terms of the Terrafon Sale and the Terrafon Agreement does not purport to be complete and is qualified in its entirety by reference to the Terrafon Agreement itself, a copy of which is attached hereto as Exhibit 10.2.


Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

     (c)  Exhibits

          10.1 Agreement for the sale and Purchase of Shares, dated as of December 18, 1997, by and among Geotek, Geotek GmbH Holdings Corporation, Telesystem International Wireless Inc. and TIWC Holding (UK) Limited.

          10.2 Purchase Agreement, dated as of December 18, 1997, by and among Geotek, Geotek Communications GmbH, o.tel.o communications GmbH & Co. and RegioKom Deutschland Gesellschaft fur Bundelfunkdienste mbH.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GEOTEK COMMUNICATIONS, INC.



Date: January 20, 1998             By:  /s/ Robert Vecsler
      -------------------               --------------------------------------
                                            Name: Robert Vecsler
                                   Title:   Secretary and General Counsel


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                                 EXHIBIT INDEX


Exhibit No.

10.1 Agreement for the Sale and Purchase of Shares, dated as of December 18, 1997, by and among Geotek, Geotek GmbH Holding Corporation, Telesystem International Wireless Inc. and TIWC Holding (UK) Limited.

10.2 Purchase Agreement, dated as of December 18, 1997, by and among Geotek, Geotek Communications GmbH, o.tel.o communications GmbH & Co. and RegioKom Deutschland Gesellschaft fur Bundelfunkdienste MbH.